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EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-71073) of IKON Receivables, LLC of our report dated November 13, 2000 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 20, 2000